UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   August 14, 2008

Silverleaf Resorts, Inc.
(Exact name of registrant as specified in its charter)

Texas
(State or other jurisdiction of incorporation)

1-13003	75-2259890
(Commission File Number)	(IRS Employer Identification Number)

1221 River Bend Drive, Suite 120, Dallas, Texas	75247
(Address of principal executive offices)	(Zip Code)

214-631-1166
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure  of  Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers

On August 14, 2008, the Compensation Committee of the Board of Directors of Silverleaf Resorts, Inc. (the “Registrant”) granted an aggregate of 1,925,000 stock options to the independent directors and certain key employees of the Registrant, including the Registrant’s principal financial officer and the Named Executive Officers listed below.  Of the 1,925,000 stock options granted, 300,000 were nonqualified options granted to four independent directors (75,000 each) and 1,625,000 were incentive stock options granted to certain officers and key employees.  The stock options are exercisable at an exercise price of $1.895 per share, which is the average of the high and low quotations at which the Registrant’s shares were sold on the Nasdaq Capital Market on the day of the grant.  The options granted to officers and key employees will vest in equal increments over a five-year period.  The options granted to independent directors will vest in equal increments over a four-year period.  The options were granted under the Registrant’s 2008 Stock Option Plan which was approved by the shareholders of the Registrant at a special meeting of shareholders held on July 29, 2008.

The incentive stock options granted to the Registrant’s principal financial officer and the Named Executive Officers on August 14, 2008 are as follows:

Officer	Title	Options Granted
Sharon K. Brayfield	President	175,000
Robert M. Sinnott	Chief Financial Officer	175,000
Harry J. White, Jr.	Vice President--Treasurer	175,000
David T. O’Connor	Executive Vice President--Sales	175,000
Thomas J. Morris	Executive Vice President--Capital Markets & Strategic Planning	175,000

Item 9.01  Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.	Description of Exhibit
*10.1	Form of Incentive Option Agreement for the Registrant’s 2008 Stock Option Plan.
*10.2	Form of Nonqualified Option Agreement for the Registrant’s 2008 Stock Option Plan.
_____________
*  filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: August 15, 2008	SILVERLEAF RESORTS, INC.

	By:	/S/ ROBERT M. SINNOTT
	Name:	Robert M. Sinnott
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
*10.1	Form of Incentive Option Agreement for the Registrant’s 2008 Stock Option Plan.
*10.2	Form of Nonqualified Option Agreement for the Registrant’s 2008 Stock Option Plan.